UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2002

Beyond.com Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-24457	94-3212136
(Commission File Number)	(I.R.S. employer identification No.)

3200 Patrick Henry Drive
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 855-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On August 1, 2002, Beyond.com Corporation, a Delaware corporation (the "Company") issued a press release announcing that its sale of substantially all of the assets and customer contracts related to the Company’s Government Systems Group to Softchoice Corporation has been completed, and also reiterating the Company’s expectations that its stockholders will not receive any distribution upon completion of the bankruptcy proceedings.

     On August 9, 2002, the Company filed a Plan of Liquidation with the U.S. Bankruptcy Court for the Northern District of California, San Jose Division, in connection with the voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code that was filed by the Company on January 24, 2002. The Plan of Liquidation of the Company does not provide for any payments to holders of Company equity.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

99.1	Press Release dated August 1, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND.COM CORPORATION

By:	/s/ John Barratt

John Barratt Chief Operating Officer

Dated: August 19, 2002

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated August 1, 2002